UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

SEEBEYOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30207	95-4249153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Royal Oaks Monrovia, California 91016
(Address of principal executive offices, including zip code)

(626) 471-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2005, SeeBeyond Technology Corporation (the “Company”) entered into Change of Control Employment Agreements (the “Change of Control Agreements”) with several of its executive officers, including James T. Demetriades, the Company’s Chief Executive Officer, Barry J. Plaga, the Company’s Executive Vice President and Chief Financial Officer, and Alex Demetriades, the Company’s Executive Vice President, Products.

The Change of Control Agreement entered into with James T. Demetriades provides the following benefits:

•                  If the Company terminates Mr. Demetriades’ employment other than for “cause” or disability, or if Mr. Demetriades terminates his employment for “good reason,” then the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his monthly base salary for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.

•                  If, in anticipation of a change of control involving the Company or within three (3) years following a change of control, the Company (or its successor) terminates Mr. Demetriades’ employment other than for “cause” or disability, or if Mr. Demetriades terminates his employment for “good reason” during such period, the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his base monthly salary plus pro-rated monthly target bonus for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.  In addition, in such event, fifty percent (50%) of Mr. Demetriades’ outstanding unvested stock options shall accelerate and become fully vested and exercisable.

The Change of Control Agreements entered into with Barry J. Plaga and Alex Demetriades provides the following benefits:

•                  If the Company terminates Mr. Plaga’s or Mr. Demetriades’ employment other than for “cause” or disability, or if Mr. Plaga or Mr. Demetriades terminates his employment for “good reason,” then the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his monthly base salary for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.

•                  Upon the occurrence of a change of control involving the Company, fifty percent (50%) of Mr. Plaga’s or Mr. Demetriades outstanding unvested stock options shall accelerate and become fully vested and exercisable.

•                  If, in anticipation of a change of control involving the Company or within three (3) years following a change of control, the Company (or its successor) terminates Mr. Plaga’s or Mr. Demetriades’ employment other than for “cause” or disability, or if Mr. Plaga or Mr. Demetriades terminates his employment for “good reason” during such period, the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his base monthly salary plus pro-rated monthly target bonus for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.

In each case, the Change of Control Agreements also require the execution of a full release of claims from the individual executive before the Company must pay the relevant benefits under the agreement, and contain non-competition and non-solicitation provisions binding on the executives.

The Change of Control Agreements entered into with Barry J. Plaga and Alex Demetriades supersedes the previous change of control agreement entered into by the Company with each such individual.

Each of the Change of Control Agreements is filed as an exhibit hereto and is incorporated herein by reference, and the description thereof contained herein is subject in all respects to the terms and provisions of such agreement.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.1	Change of Control Employment Agreement by and between SeeBeyond Technology Corporation and James T. Demetriades, dated February 23, 2005.
10.2	Change of Control Employment Agreement by and between SeeBeyond Technology Corporation and Barry J. Plaga, dated February 23-, 2005.
10.3	Change of Control Employment Agreement by and between SeeBeyond Technology Corporation and Alex Demetriades, dated February 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEEBEYOND TECHNOLOGY CORPORATION

By:	/S/ BARRY J. PLAGA
Barry J. Plaga
Executive Vice President and Chief Financial Officer

Date:  February 25, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Employment Agreement by and between SeeBeyond Technology Corporation and James T. Demetriades, dated February 23, 2005.
10.2	Change of Control Employment Agreement by and between SeeBeyond Technology Corporation and Barry J. Plaga, dated February 23, 2005.
10.3	Change of Control Employment Agreement by and between SeeBeyond Technology Corporation and Alex Demetriades, dated February 23, 2005.